Exhibit 99.1

IA GLOBAL ANNOUNCES FORMATION OF IAO JAPAN ADVISORY COUNCIL

TAMPA, FL August 10, 2005/PRNewswire-FirstCall/ --

IA Global Inc. (Amex: IAO) announced the formation of the IAO Japan Advisory Council, an advisory committee to IA Global’s Board of Directors. The Council’s members include Hiroki Isobe, a majority shareholder of IA Global, Mark Scott, President and Chief Financial Officer of IA Global, Hideki Anan, Chief Executive Officer of Global Hotline, Kyo Nagae, Chief Financial Officer of Global Hotline, Hiroyuki Ejima, Chief Executive Officer of Rex Tokyo and Masao Nirasawa, Finance Director of Rex Tokyo.

The company’s President, Mark Scott, said, “We are pleased to announce the formation of the IAO Japan Advisory Council. The Council will advise IA Global on achieving profitability with our Japanese businesses, our merger and acquisition strategy by recommending potential target companies that complement our current businesses and future fundraising activities. We look forward to working with this Council.”

About IA Global Inc.

IA Global, Inc. is a public holding company focused on acquiring primarily Japanese companies that operate in the gaming, entertainment and technology areas. We own 60.5% equity interest in Rex Tokyo Co Ltd, which is a supplier and installer of parts to the Pachinko and slot machine gaming industry in Japan. Rex Tokyo supplies items such as automatic medal dispensing machines, automatic cigarette butt disposal systems, lighting systems, Pachinko balls and other Pachinko accessory products as well as numerous new Pachinko and slot machines. We own 100% of Global Hotline, Inc., which operates call centers and is a reseller of telephone and broadband lines in Japan.

For further information, contact:

Mark Scott, President and CFO

IA Global Inc.

550 N. Reo Street, Suite 300

Tampa, FL 33609

813-261-5157 (t)

813-261-5158 (f)

scott@iaglobalinc.com

www.iaglobalinc.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements (within the meaning of Section 27a of the Securities Act of 1933 and Section 21e of the Securities Exchange Act of 1934) regarding us and our business, financial condition, results of operations and prospects. Forward-looking statements in this report reflect the good faith judgment of our management and the statements are based on facts and factors as we currently know them. Forward-looking statements are subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements which speak only as of the date of this press release. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of the press release.